EXHIBIT 10.2
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                          FIFTH AMENDMENT TO

                      AMLI RESIDENTIAL PROPERTIES

                              OPTION PLAN



           WHEREAS, Amli Residential Properties Trust, a Maryland real estate investment trust (the "Trust"), has adopted and maintains the Amli Residential Properties Option Plan (the "Option Plan"); and

           WHEREAS, the Board of Trustees of the Trust has the authority to amend the Option Plan; and

           WHEREAS, the members of the Board of Trustees of the Trust now consider it desirable to amend the Option Plan;

           NOW, THEREFORE, IT IS RESOLVED, that the Option Plan shall be, and it hereby is, amended, effective April 28, 2003, by substituting the following for Section 6.7(a) of the Option Plan:

           "(a) Options granted under the Plan shall be exercised by the Optionee (or by his executors, administrators, guardian or legal representative) as to all or any portion of the Shares or Units then exercisable under such Option, by giving the written notice described in paragraph (i) below to the Committee administering such Option (the REIT Committee, in the case of Options awarded under Section 6.2) or its designee on or before the date such portion of the Option becomes unexercisable under the Plan or the terms of the applicable Option Agreement, and by making payment as provided in paragraph (ii) below within 3 business days after delivery of the notice:

                 (i) A written notice of exercise, in a form complying with any rules the applicable Committee may issue, that is signed by the Optionee and that specifies the number of Shares or Units to be purchased; and

                 (ii) Payment to the Employer of the full purchase price for the Shares or Units being purchased made in cash, by wire transfer or by bank check; or by tendering, by either actual delivery of Shares or by attestation, Shares acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

     In no event may any Option be exercised for a fraction of a Share or Unit."